Exhibit 23
                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-Q into Industries' previously filed Form S-8 Registration Statement, No. 33-30619; Form S-8 Registration Statement, No. 33-30621; and Form S-8 Registration Statement, No. 333-08263.

                                          /s/  Arthur Andersen LLP

Chicago, Illinois
August 13, 1996